Exhibit 23.4
NEBU CONSULTING LLC 225 North Fifth Street, Suite 705 Grand Junction, CO 81501	Tel: +1-970-241-3968 Email: avromeric.howard@utoronto.ca

May 13, 2011

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

Re: Douglas Lake Minerals Inc. - Form S-1 Registration Statement

Dear Sirs and Madames:

We hereby consent to the inclusion or incorporation by reference in the Form S-1 Registration Statement for Douglas Lake Minerals Inc., dated on or about May 13, 2011, and thereafter, and for any further amendment in connection therewith, of the following:

  Information contained in our "Technical Report on the Handeni Property, Tanga Region, Handeni District, Republic of Tanzania", dated April 25, 2011.

In addition, we hereby consent to the reference to our name included in the Form S-1 Registration Statement for Douglas Lake Minerals Inc.

Yours truly,

NEBU CONSULTING LLC

By:

/s/ Avrom E. Howard
Avrom E. Howard, MSc, FGA, PGeol (Ontario)
Principal Consultant, NEBU CONSULTING LLC